UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street

Suite 300

Philadelphia, PA 19106

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FIVE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07—Submission of Matters to a Vote of Security Holders.

On June 18, 2019, Five Below, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). A total of 55,938,029 shares of the Company’s common stock were entitled to vote as of April 23, 2019, the record date for the Annual Meeting, of which 53,289,639 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1: Election of three Class I Directors to hold office until the 2022 Annual Meeting of Shareholders.

Nominee	For	Against	Abstentions	Broker Non-Votes
Catherine E. Buggeln	48,326,741	638,861	24,420	4,299,617
Michael F. Devine, III	48,325,477	639,630	24,915	4,299,617
Ronald L Sargent	47,765,739	1,199,248	25,035	4,299,617

PROPOSAL 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2020.

For	Against	Abstentions	Broker Non-Votes
52,882,858	372,188	34,593	—

PROPOSAL 3: Approval on an advisory (non-binding) basis of the Company’s named executive officer compensation.

For	Against	Abstentions	Broker Non-Votes
48,254,904	697,350	37,768	4,299,617

PROPOSAL 4: Approval on an advisory (non-binding) basis of the frequency of future advisory votes to approve executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
37,385,389	53,805	11,496,360	54,468	—

In accordance with the shareholder vote on Proposal 4, the Board of Directors of the Company has determined to hold its advisory vote on executive compensation every year, until the next required vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

Date: June 21, 2019	By:	/s/ Kenneth R. Bull

Name: Kenneth R. Bull
Title: Chief Financial Officer and Treasurer